Exhibit 99.1

     HAEMONETICS(R) REPORTS SECOND QUARTER FISCAL 2007 FINANCIAL RESULTS AND
                AFFIRMS ANNUAL REVENUE PRO FORMA AND EPS GUIDANCE

    BRAINTREE, Mass., Oct. 31 /PRNewswire-FirstCall/ -- Haemonetics Corporation (NYSE: HAE) reported second quarter fiscal 2007 GAAP net revenue of $108 million, up 8.0% over prior year, and year-to-date GAAP net revenue of $219 million, up 7.6% over the first half of 2006.

    Brad Nutter, Haemonetics' President and CEO, said, "The growth drivers of our business, namely plasma, red cells, and the OrthoPAT(R) system, continued to perform well in the quarter. In fact, total disposables sales, which make up nearly 90% of total revenues, grew 11% in the quarter. We're pleased with this growth, particularly when we consider that equipment sales declined 33.5%, $2 million, as we compared to a very strong quarter last year."

    Diluted GAAP net earnings per share were $0.05 for the quarter, down 88.5% from 2Q:06 and $0.44 year-to-date, down 48.4%. As previously announced, Haemonetics' financial results were impacted by three items: FAS 123R required stock option expense, restructuring costs in connection with changes to the Company's international operations, and an in-process R&D charge arising from the second quarter acquisition of Arryx. Thus, GAAP financials results were impacted as follows: FAS 123R (pre-tax) charges of $2 million, or $0.06 per share, for the quarter, and $5 million, or $0.13 per share, year-to-date; restructuring (pre-tax) charges of $1 million, or $0.03 per share, for the quarter, and $3 million, or $0.06 per share, year-to date; and, an in-process R&D (pre and after tax) charge of $9 million, or $0.33 per share, for the quarter and year-to-date.

    Excluding the charges noted above, Haemonetics' pro forma diluted net earnings per share were $0.46 for the quarter, up 15.0%, and $0.97 year-to-date, up 11.0%.

    FINANCIAL RESULTS

    Other pro forma results versus FY06 are as follows:

    * Revenue of $108 million for Q2:07, up 8.0%, and $219 million year-to-date, up 7.6%

    * Gross profit of $55 million for Q2:07, up 6.7%, and $113 million year-to-date, up 6.0%

    * Operating expense of $38 million for Q2;07, up 3.2%, and $75 million year-to-date, up 4.0%

    * Operating income of $18 million for Q2:07, up 14.9%, and $37 million year-to-date, up 10.1%

    * Earnings per share $0.46 for Q2:07, up 15.0%, and $0.97 year-to-date, up 11.0%

    * Gross margin of 50.9% for Q2:07, down 60 basis points, and 51.4% year-to-date, down 80 basis points

    * Operating margin of 16.3% for Q2:07, up 100 basis points, and 17.0% year-to-date, up 40 basis points

    *   Tax rate of 34.6% in Q2:07 versus 33.3% in Q2:06, and 34.8%
        year-to-date, level with prior year

    Haemonetics also reported the following GAAP results versus FY06:

    * Revenue of $108 million for Q2:07, up 8.0%, and $219 million year-to-date, up 7.6%

    * Gross profit of $55 million for Q2:07, up 6.6%, and $113 million year-to-date, up 5.9%

    * Operating expense of $50 million for Q2;07, up 36.7%, and $92 million year-to-date, up 27.1%

    * Operating income of $5 million for Q2:07, down 66.1%, and $20 million year-to-date, down 40.2%

    * Earnings per share of $0.05 for Q2:07, down 88.5%, and $0.44 year-to-date, down 48.4%

    * Gross margin of 50.8% for Q2:07, down 70 basis points, and 51.3% year-to-date, down 90 basis points

    * Operating margin of 4.8% for Q2:07, down 1030 basis points, and 9.1% year-to-date, down 740 basis points

    BALANCE SHEET

    Haemonetics' cash and short term investments declined $8.5 million, for a cash balance of $242 million. In Q2 Haemonetics initiated a share repurchase program and spent $14 million to repurchase 305,000 shares of its common stock. The Company has $26 million remaining under the $40 million Board authorization. The Company generated $16 million in cash flow from operating activities for the quarter and $33.5 million year-to-date.

    DONOR PRODUCT LINE

    For the quarter, plasma disposable sales benefited from continued growth in U.S. and European plasma collections and from several new customer contracts. Worldwide plasma disposables revenue was $32 million for the quarter, up 23.6% over Q2:06, and $64 million year-to-date, up 20.0%.

    Stephen Swenson, General Manager of the Global Plasma Business, said, "We're ahead of our schedule to place 800 plasma devices in the year, having placed 600 devices year-to-date. Recent statistics show that demand for intravenous immunoglobulin, a key driver of plasma collections, is growing at greater than 10% per year."

    Worldwide blood bank disposables revenue was $32 million for the quarter, down 1.6% from Q2:06, and $63 million year-to-date, down 2.8%. Platelet disposables comprise the majority of blood bank sales. The platelet market is mature with collections remaining level as collection efficiencies offset an increased demand for platelets.

    Red cell disposables revenue continues to benefit from a favorable shift in product mix as well as from unit growth in the U.S. U.S. revenue grew 20%. Worldwide red cell disposables revenue was $10 million for the quarter, up 16.5% over Q2:06, and $21 million year-to-date, up 20.8%. As announced earlier in the quarter, Haemonetics signed a multi-year agreement with the American Red Cross to continue the use of Haemonetics' red cell collection technology at twenty-one Red Cross regions across the U.S.

    PATIENT PRODUCT LINE

    The Company reported strong progress in its transition to direct U.S. sales of the OrthoPAT system. U.S. OrthoPAT disposables revenue grew 86.8%. Worldwide OrthoPAT disposables revenue was $7 million, up 56.2% over Q2:06, and $15 million year-to-date, up 44.6%. OrthoPAT revenue growth was driven by price improvement and new customers.

    Surgical disposables revenue, principally sales of the Cell Saver(R) systems, was $15 million in the quarter, down 1.9% from Q2:06, and $32 million year-to-date, down 0.6%. As previously stated, Haemonetics is maintaining its market share, but demand for Cell Saver 5+ continues to decline as surgical advances allow for lower blood loss surgeries. The Cell Saver system is principally used in high blood loss surgeries. New product sales are expected to positively impact Surgical disposable sales in the second half of the year.

    In the quarter, Haemonetics announced the U.S. market launch of the SmartSuction(R) Solo(TM) auto-regulating surgical suction device. The SmartSuction Solo system is Haemonetics' first product to expand its reach beyond blood salvage into blood management. The system addresses a $230 million market.

    OTHER PRODUCTS

    Equipment sales in the quarter were $4 million, down 33.5% from 2Q:06, and $10 million year-to-date, down 21.4%. Equipment sales are not recurring and can be opportunistic. Equipment sales comparisons were against Q2:06 when sales were up 157% due to the introduction of the Cell Saver 5+ system and sales of ACP(R) 215 systems.

    Services and Software sales grew to $8 million in the quarter, up 12.5% over 2Q:06, and $14 million year-to-date, up 11.4%. Services/software sales growth has been strong over the past 18 months, and its revenue is now of the size where growth is having a meaningful impact on the Company's total revenue. Sales growth has been driven largely by software sales in our 5D(TM) Information Management division.

    FY07 GUIDANCE

    The Company affirmed its pro forma FY07 guidance measures, with the exception of gross margin. As noted previously, the product growth mix shift to plasma products will affect Haemonetics' gross margins for the year. As such, Haemonetics updated its gross margin guidance from approximately 52% to approximately 51%. FY07 pro forma guidance will be measured against pro forma FY06 results. Annual FY07 pro forma guidance is:

    *   Revenue growth of 10-14%

    *   Gross margin of approximately 51%

    *   Operating income growing approximately 17%

    *   Operating margins improving to approximately 18%

    *   Earnings per share in the range of $2.05-$2.17

    Haemonetics has posted potential income and revenue scenarios reflecting the high and low ranges of guidance on its website at http://www.haemonetics.com.

    For comparison purposes, the FY06 pro forma results exclude the benefit of an arbitration award received in the third quarter which added $26.4 million to operating income and $0.62 to earnings per share.

    The FY07 guidance is based on anticipated annual pro forma results that exclude three items: 1) the impact from stock compensation expense (FAS 123R), expected to be approximately $10 million (pre-tax), or $0.25 per share with costs spread throughout the year; 2) a restructuring charge of $3-4 million (pre-tax), or $0.07 to $0.09 per share, with costs spread throughout the year; and 3) an in-process R&D charge of $9 million (pre and after tax), or $0.33 per share, related to the Company's acquisition of Arryx, taken in the second quarter.

    As the Company's in-process R&D charge is lower than expected, Haemonetics is raising its FY07 GAAP earnings per share to a range of $1.38 to $1.52 (from a range of $1.15 to $1.29).

    In FY07, the Company expects to generate $35-$40 million of operating cash flow, Haemonetics' internal cash flow measurement.

    CONFERENCE CALL

    Haemonetics will hold a conference call on Tuesday, October 31st at 10:00 am Eastern. The call will discuss the second quarter results. Interested parties can participate in the conference call by dialing (888) 868-9083 (U.S. only) or
(973) 935-8512 with conference ID 7929614. The call will be replayed through November 14th at (877) 519-4471 (U.S. only) or (973) 341-3080 using PIN 7929614.

    Haemonetics (NYSE: HAE) is a global company engaged in the design, manufacture and worldwide marketing of automated blood processing systems. These systems address important medical markets: surgical blood salvage, blood component collection, plasma collection, and blood component safety. To learn more about Haemonetics' products and markets, visit its web site at http://www.haemonetics.com.

    Haemonetics has presented supplemental non-GAAP financial results as part of this release which exlcude stock compensation expense, restructuring costs and an in-process research and development charge and other unusual items associated with the acquisition of Arryx. Haemonetics believes that these non-GAAP results are useful to investors because it allows for an evaluation of the Company with a focus on the results of our core business.

    This release contains forward-looking statements that involve risks and uncertainties, including technological advances in the medical field and standards for transfusion medicine and our ability to successfully implement products that incorporate such advances and standards, product demand, market acceptance, regulatory uncertainties, the effect of economic and political conditions, the impact of competitive products and pricing, blood product reimbursement policies and practices, foreign currency exchange rates, changes in customers' ordering patterns, the effect of industry consolidation as seen in the plasma market, the effect of communicable diseases and the effect of uncertainties in markets outside the U.S. (including Europe and Asia) in which we operate and other risks detailed in the Company's filings with the Securities and Exchange Commission. The foregoing list should not be construed as exhaustive. The forward-looking statements are based on estimates and assumptions made by management of the Company and are believed to be reasonable, though are inherently uncertain and difficult to predict. Actual results and experience could differ materially from the forward-looking statements.

    CONTACT:
    Julie Fallon
    Tel. (781) 356-9517
    Alternate Tel. (617) 320-2401
    fallon@haemonetics.com

                    HAEMONETICS CORPORATION FINANCIAL SUMMARY
              (UNAUDITED DATA IN THOUSANDS, EXCEPT PER SHARE DATA)
                        CONSOLIDATED STATEMENTS OF INCOME
                          FOR THE SECOND QUARTER FYE07

                                            9/30/06          10/01/05        % Inc/(Dec) vs
                                          As Reported     As Reported (1)       Prior Year
                                          ------------    ---------------    ---------------
NET REVENUES                              $    108,487    $       100,488                8.0%
Gross profit                                    55,162             51,765                6.6
    R&D                                          6,119              6,283               (2.6)
    S,G&A                                       34,741             30,103               15.4
    In-Process R&D                               9,073                  0                ---
    Cost to Equity                                  73                187              (61.0)
Operating expenses                              50,006             36,573               36.7

Operating income                                 5,156             15,192              (66.1)
    Interest expense                              (421)              (522)             (19.3)
    Interest income                              1,951              1,083               80.1
    Other income/(expense), net                    425                481              (11.6)

Income before taxes                              7,111             16,234              (56.2)

Tax expense                                      5,845              5,476                6.7

NET INCOME                                $      1,266    $        10,758              (88.2)

Net income per common share
 assuming dilution                        $       0.05    $          0.39              (88.5)%

Weighted average number of shares
    Basic                                       27,087             26,395
    Diluted                                     27,969             27,354

                                                         Inc/(Dec) vs
                                                          prior year
                             9/30/06       10/01/05      profit margin
                           As Reported  As Reported (1)        %
                           -----------  ---------------  -------------
Profit Margins:
Gross profit                      50.8%            51.5%          (0.7)%
R&D                                5.6%             6.3%          (0.7)%
S,G&A                             32.0%            30.0%           2.0%
Operating income                   4.8%            15.1%         (10.3)%
Income before taxes                6.6%            16.2%          (9.6)%
Net income                         1.2%            10.7%          (9.5)%

            CONSOLIDATED STATEMENTS OF INCOME FOR FYE07 YEAR TO DATE

                                            9/30/06          10/01/05        % Inc/(Dec) vs
                                          As Reported     As Reported (1)      Prior Year
                                          ------------    ---------------    ---------------
NET REVENUES                              $    219,161    $       203,661                7.6%
Gross profit                                   112,535            106,289                5.9
    R&D                                         11,541             11,824               (2.4)
    S,G&A                                       71,649             60,591               18.3
    In-Process R&D                               9,073                  0                ---
    Cost to Equity                                 225                362              (37.8)
Operating expenses                              92,488             72,777               27.1

Operating income                                20,047             33,512              (40.2)
    Interest expense                              (846)            (1,063)             (20.4)
    Interest income                              3,977              2,396               66.0
    Other income/(expense), net                  1,337              1,345               (0.6)

Income before taxes                             24,515             36,190              (32.3)

Tax expense                                     12,093             12,723               (5.0)

NET INCOME                                $     12,422    $        23,467              (47.1)

Net income per common share
 assuming dilution                        $       0.44    $          0.86              (48.4)%

Weighted average number of shares
   Basic                                        26,993             26,338
   Diluted                                      27,948             27,279

                                                                              Inc/(Dec) vs
                                                                                prior year
                                            9/30/06          10/01/05         profit margin
                                          As Reported     As Reported (1)           %
                                          ------------    ---------------    ---------------
Profit Margins:
Gross profit                                      51.3%              52.2%             (0.9)%
R&D                                                5.3%               5.8%             (0.5)%
S,G&A                                             32.7%              29.8%              2.9%
Operating income                                   9.1%              16.5%             (7.4)%
Income before taxes                               11.2%              17.8%             (6.6)%
Net income                                         5.7%              11.5%             (5.8)%

                  REVENUE ANALYSIS FOR THE SECOND QUARTER FYE07

                                            9/30/06       10/01/05
                                          As Reported    As Reported     % Inc/(Dec)
                                          ------------   ------------   ------------
Revenues by Geography
    United States                         $     46,811   $     37,930           23.4%
    International                               61,676         62,558           (1.4)
    Net Revenues                          $    108,487   $    100,488            8.0%

Disposable Revenues by Product Family

Donor:
    Plasma                                $     32,072   $     25,938           23.6%
    Blood Bank                                  31,678         32,193           (1.6)
    Red Cell                                    10,373          8,903           16.5
                                          $     74,123   $     67,034           10.6
Patient:
    Surgical                                    15,108         15,394           (1.9)
    OrthoPAT                                     7,085          4,536           56.2
                                          $     22,193   $     19,930           11.4

    Subtotal                              $     96,316   $     86,964           10.8

Equipment                                 $      4,405   $      6,623          (33.5)
Misc & Service                                   7,766          6,901           12.5
Net Revenues                              $    108,487   $    100,488            8.0%

                     REVENUE ANALYSIS FOR FYE07 YEAR TO DATE

                                             9/30/06      10/01/05
                                           As Reported   As Reported     % Inc/(Dec)
                                          ------------   ------------   ------------
Revenues by Geography
    United States                         $     93,231   $     76,153           22.4%
    International                              125,930        127,508           (1.2)
    Net Revenues                          $    219,161   $    203,661            7.6%

Disposable Revenues by Product Family

Donor:
    Plasma                                $     63,891   $     53,241           20.0%
    Blood Bank                                  63,044         64,883           (2.8)
    Red Cell                                    20,973         17,358           20.8
                                          $    147,908   $    135,482            9.2
Patient:
    Surgical                                    32,309         32,490           (0.6)
    OrthoPAT                                    14,641         10,125           44.6
                                          $     46,950   $     42,615           10.2

    Subtotal                              $    194,858   $    178,097            9.4

Equipment                                 $     10,013   $     12,734          (21.4)
Misc & Service                                  14,290         12,830           11.4
Net Revenues                              $    219,161   $    203,661            7.6%

                           CONSOLIDATED BALANCE SHEETS

                                           Period ending
                                      -----------------------
                                       09/30/06     4/1/06(1)
                                      ----------   ----------
Assets

Cash & cash equivalents               $  242,200   $  250,667
Short-term investments                        --           --

Accounts receivable, net                  84,001       86,901
Inventories, net                          58,925       54,571


Other current assets                      28,679       26,265

  Total current assets                   413,805      418,404
Net PP&E                                  80,757       75,266
Other assets                              66,870       51,787

  Total assets                        $  561,432   $  545,457

                                           Period ending
                                      -----------------------
                                       09/30/06     4/1/06(1)
                                      ----------   ----------
Liabilities & Stockholders' Equity

S/T debt & current maturities         $   21,922   $   26,176

 Other current liabilities                66,193       61,940

Total current liabilities                 88,115       88,116

Long-term debt                            12,690       12,977

Other long-term liabilities                3,637        3,800

Stockholders' equity                     456,990      440,564

Total liabilities & equity            $  561,432   $  545,457

                              SECOND QUARTER FYE07
       CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE EFFECT OF STOCK
        BASED COMPENSATION EXPENSE, RESTRUCTURING COSTS & ARRYX IPRD AND
                              OTHER UNUSUAL CHARGES

                                                     09/30/06
                                                     Effect of
                                     Arryx IPRD     Stock-Based
                       9/30/06       and Other      Compensation    Restructuring     9/30/06 As
                     As Reported     Unusual(2)      Expense(3)       Costs(4)        Adjusted(5)
                    ------------    ------------    ------------    -------------    ------------
Net Revenue         $    108,487    $          0    $          0    $           0    $    108,487
Gross profit              55,162               0             (48)               0          55,210
   R&D                     6,119               0              74                0           6,045
   S,G&A                  34,741               0           2,145            1,106          31,490
   In-Process
    R&D                    9,073           9,073               0                0               0
   Cost to
    Equity                    73              73               0                0               0
Operating
 expenses                 50,006           9,146           2,219            1,106          37,535

Operating
 income                    5,156          (9,146)         (2,267)          (1,106)         17,675
   Interest
    expense                 (421)              0               0                0            (421)
   Interest
    income                 1,951               0               0                0           1,951
   Other
    income/
    (expense),
    net                      425               0               0                0             425

Income before
 taxes                     7,111          (9,146)         (2,267)          (1,106)         19,630

Tax expense                5,845               0            (575)            (381)          6,801

NET INCOME          $      1,266    $     (9,146)   $     (1,692)   $        (725)   $     12,829

Net income per
 common share
 assuming
 dilution           $       0.05    $      (0.33)   $      (0.06)   $       (0.03)   $       0.46

Weighted average
 number of shares
   Basic                  27,087          27,087          27,087           27,087          27,087
   Diluted                27,969          27,969          27,969           27,969          27,969

                              SECOND QUARTER FYE07
       CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE EFFECT OF STOCK
        BASED COMPENSATION EXPENSE, RESTRUCTURING COSTS & ARRYX IPRD AND
                              OTHER UNUSUAL CHARGES

                                                                                Adjusted %
                                             9/30/06           10/1/05         Inc/(Dec) vs
                                          As Adjusted(5)    As Adjusted(6)      Prior Year
                                          --------------    --------------    --------------
NET REVENUES                              $      108,487    $      100,488               8.0%
Gross profit                                      55,210            51,765               6.7
      R&D                                          6,045             6,283              (3.8)
      S,G&A                                       31,490            30,103               4.6
      In-Process R&D                                   0                 0               ---
      Cost to Equity                                   0                 0               ---
Operating expenses                                37,535            36,386               3.2

Operating income                                  17,675            15,379              14.9
      Interest expense                              (421)             (522)            (19.3)
      Interest income                              1,951             1,083              80.1
      Other income/
       (expense), net                                425               481             (11.6)
Income before taxes                               19,630            16,421              19.5

Tax expense                                        6,801             5,476              24.2

NET INCOME                                $       12,829    $       10,945              17.2

Net income per common share
 assuming dilution                        $         0.46    $         0.40              15.0%

Weighted average number
 of shares
      Basic                                       27,087            26,395
      Diluted                                     27,969            27,354

                                                                      Inc/(Dec) vs
                                                                      prior year
                           9/30/06      9/30/06 As     10/01/05 As   profit margin
                         As Reported    Adjusted(5)    Adjusted(6)         %
                        ------------   ------------   ------------   --------------
Profit Margins:
Gross profit                    50.8%          50.9%          51.5%            (0.6)%
R&D                              5.6%           5.6%           6.3%            (0.7)%
S,G&A                           32.0%          29.0%          30.0%            (1.0)%
Operating income                 4.8%          16.3%          15.3%             1.0%
Income before taxes              6.6%          18.1%          16.3%             1.8%
Net income                       1.2%          11.8%          10.9%             0.9%

                               FYE07 YEAR TO DATE
    CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE EFFECT OF STOCK BASED COMPENSATION EXPENSE, RESTRUCTURING COSTS & ARRYX IPRD AND OTHER UNUSUAL
                                     CHARGES

                                                     09/30/06
                                                     Effect of
                                      Arryx IPRD    Stock-Based
                        9/30/06       and Other     Compensation   Restructuring     9/30/06 As
                        Reported      Unusual(2)     Expense(3)       Costs(4)       Adjusted(5)
                      ------------   ------------   ------------   --------------   ------------
NET REVENUES          $    219,161   $          0   $          0   $            0   $    219,161
Gross profit               112,535              0           (112)               0        112,647
   R&D                      11,541              0            174                0         11,367
   S,G&A                    71,649              0          5,008            2,667         63,974
   In-Process
    R&D                      9,073          9,073              0                0              0
   Cost to
    Equity                     225            225              0                0              0
Operating
 expenses                   92,488          9,298          5,182            2,667         75,341

Operating
 income                     20,047         (9,298)        (5,294)          (2,667)        37,306
   Interest
    expense                   (846)             0              0                0           (846)
   Interest
    income                   3,977              0              0                0          3,977
   Other
    income/
    (expense),
    net                      1,337              0              0                0          1,337

Income before
 taxes                      24,515         (9,298)        (5,294)          (2,667)        41,774

Tax expense                 12,093              0         (1,531)            (927)        14,551

NET INCOME            $     12,422   $     (9,298)  $     (3,763)  $       (1,740)  $     27,223

Net income per
 common share
 assuming
 dilution             $       0.44   $      (0.33)  $      (0.13)  $        (0.06)  $       0.97

Weighted average
 number of shares
   Basic                    26,993         26,993         26,993           26,993         26,993
   Diluted                  27,948         27,948         27,948           27,948         27,948

                               FYE07 YEAR TO DATE
    CONSOLIDATED STATEMENTS OF INCOME ADJUSTED FOR THE EFFECT OF STOCK BASED COMPENSATION EXPENSE, RESTRUCTURING COSTS & ARRYX IPRD AND OTHER UNUSUAL
                                     CHARGES

                                                          Adjusted %
                            9/30/06 As     10/1/05 As    Inc/(Dec) vs.
                            Adjusted(5)    Adjusted(6)    Prior Year
                           ------------   ------------   -------------
NET REVENUES               $    219,161   $    203,661             7.6%
Gross profit                    112,647        106,289             6.0
      R&D                        11,367         11,824            (3.9)
      S,G&A                      63,974         60,591             5.6
      In-Process R&D                  0              0             ---
      Cost to Equity                  0              0             ---
Operating expenses               75,341         72,415             4.0

Operating income                 37,306         33,874            10.1
      Interest expense             (846)        (1,063)          (20.4)
      Interest income             3,977          2,396            66.0
      Other income/
       (expense), net             1,337          1,345            (0.6)

Income before taxes              41,774         36,552            14.3

Tax expense                      14,551         12,723            14.4

NET INCOME                 $     27,223   $     23,829            14.2

Net income per
 common share
assuming dilution          $       0.97   $       0.87            11.5%

Weighted average number
 of shares
     Basic                       26,993         26,338
     Diluted                     27,948         27,279

                                                                      Inc/(Dec) vs
                                                                      prior year
                          9/30/06       9/30/06 As     10/01/05 As   profit margin
                        As Reported     Adjusted(5)    Adjusted(6)         %
                        ------------   ------------   ------------   -------------
Profit Margins:
Gross profit                    51.3%          51.4%          52.2%           (0.8)%
R&D                              5.3%           5.2%           5.8%           (0.6)%
S,G&A                           32.7%          29.2%          29.8%           (0.6)%
Operating income                 9.1           17.0%          16.6%            0.4%
Income before taxes             11.2           19.1%          17.9%            1.2%
Net income                       5.7%          12.4%          11.7%            0.7%

(1) Reflects the adjustment to convert our investment in Arryx, Inc. to the equity method for periods prior to the acquisition.

(2)  IPRD and Cost to Equity impact of Arryx acquisition

(3)  Stock based compensation expense related to the adoption of FAS 123R.

(4) Restructuring costs primarily include severance and related costs associated with eliminating or reorganizing certain positions in our international business operations.

(5) "As Adjusted" for FY07 is comprised of "As Reported" less the "Effect of Stock Based Compensation", "Restructuring Costs" & "Arryx IPRD and Other Unusual Charges."

(6) "As Adjusted" for FY 06 excludes the restatement of our financial results to reflect our investment in Arryx on the equity method.

SOURCE  Haemonetics Corporation
    -0-                             10/31/2006
    /CONTACT: Julie Fallon of Haemonetics Corporation, +1-781-356-9517 or +1-617-320-2401, fallon@haemonetics.com /
    /Web site:  http://www.haemonetics.com /